UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2024

 LGAM Private Credit LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01674	27-0279273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Item 3.02. Unregistered Sales of Equity Securities.
As of March 1, 2024, LGAM Private Credit LLC ("we", the "Company" or the "Fund"), sold approximately 181,930 of the Company’s Common Units (the “Units”) for an aggregate offering price of approximately $3.7 million, reflecting a purchase price of $20.12 per unit (with the final number of Units being determined on March 25, 2024).
The sale of Units was made pursuant to subscription agreements entered into by the Company and its unitholders. The issuance of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act. The Company relied, in part, upon representations from the unitholders in the subscription agreements that each unitholder was not in the United States (as defined in Rule 902(l) under Regulation S under the Securities Act) and was not, and was not acting for the account or benefit of, U.S. Persons (as defined in Rule 902(k) under Regulation S under the Securities Act)
Item 7.01. Regulation FD Disclosure.
On March 28, 2024, the Company disclosed the below information.
Distribution:
On March 25, 2024, the Fund declared a distribution to unitholders of record in the amount of $0.1551 per unit, representing an annualized distribution yield of approximately 9.25%.
Annualized distribution yield is calculated by dividing the declared distribution by the prior month's net asset value and annualizing over 12 monthly periods.
The distribution will be payable on or around April 4, 2024 to unitholders of record as of March 31, 2024.
Company's Portfolio:
As of February 29, 2024, the Company had investments in 49 portfolio companies across 21 industries with an aggregate par value of approximately $140.2 million, which consisted of approximately 100.0% first lien debt investments based on par value. As of February 29, 2024, approximately 100.0% of the debt investments, based on par value, in the Company's portfolio were at floating rates. During the period from February 1, 2024 through February 29, 2024, the Company had new investment commitments of approximately $8.0 million, approximately 100.0% of which were first lien debt investments. As of February 29, 2024, approximately 10.6%, based on par value, were in broadly syndicated loans, which the Company primarily uses for cash management purposes.

The table below describes investments by industry composition based on par value as of February 29, 2024:

Industry	% of Total
Insurance Services	19.1%
Health Care Providers & Services	13.2
Software	11.4
Professional Services	7.8
Real Estate Management & Development	7.1
Distributors	7.1
Automobile Components	3.8
Diversified Consumer Services	3.6
Health Care Technology	3.6
Chemicals	3.5
Other	19.8
Total	100.0%
The table below shows the Company's ten largest portfolio company investments based on par value as of February 29, 2024:

Issuer	% of Total
DCA Investment Holdings, LLC	5.3%
Bullhorn, Inc.	5.0
MRI Software, LLC	5.0
GS AcquisitionCo, Inc.	5.0
iCIMS, Inc.	4.9
Avalara, Inc.	4.6
Tank Holding Corp.	3.5
World Insurance Associates, LLC	3.4
AWP Group Holdings, Inc.	3.2
Sonny's Enterprises, LLC	3.1
Other	57.0
Total	100.0%
Net Asset Value:
As of February 29, 2024, the Company's aggregate net asset value is estimated to be approximately $94.4 million. As of February 29, 2024, the Company had approximately $28.1 million of debt outstanding (at principal). Final results may differ materially from the estimated net asset value as a result of the completion of the Company’s financial closing procedures, as well as any subsequent events, including the discovery of information affecting fair values of portfolio investments as of February 29, 2024, arising between the date hereof and the completion of the financial statements and the filing of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2024.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2024	LGAM Private Credit LLC

	By:	/s/ David Pessah
David Pessah
Chief Financial Officer